                                                                   EXHIBIT 10.14

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT ("Subordination Agreement") dated as of November 15, 1999 is by and among Congress Financial Corporation, a Delaware corporation, in its individual capacity ("Congress") and in its capacity as administrative agent and collateral agent ("Agent") for the financial institutions parties to the Loan Agreement (as hereinafter defined) as lenders, The CIT Group/Business Credit, Inc., a New York corporation, in its individual capacity and in its capacity as co-agent for such lenders ("CIT") and The Renco Group, Inc., a New York corporation ("Junior Creditor" as hereinafter further defined). Senior Creditors (as hereinafter further defined) and Junior Creditor are sometimes individually referred to herein as "Creditor" and collectively as "Creditors."

                               W I T N E S S E T H:

         WHEREAS, Junior Creditor has made or may make a loan or provide other financial accommodations to Lodestar Energy, Inc., a Delaware corporation ("Debtor" as hereinafter further defined), which loans or other financial accommodations are and shall be unsecured; and

         WHEREAS, Senior Creditors have entered into financing arrangements with Debtor, pursuant to which Senior Creditors may, upon certain terms and conditions, make loans and provide other financial accommodations to Debtor secured by certain assets and properties of Debtor; and

         WHEREAS, in order to induce Senior Creditors to continue the financing arrangements with Debtor, Junior Creditor has agreed to the subordination in right of payment of certain existing and future obligations of Debtor to Junior Creditors to the payment of the existing and future obligations of Debtor to Senior Creditors and related matters as set forth below;

         NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

          1.  DEFINITIONS

         As used above and in this Subordination Agreement, the following terms shall have the meanings ascribed to them below:

         1.1 "AGENT" shall mean Congress Financial Corporation, a Delaware corporation in its capacity as administrative agent and collateral agent for the other Senior Creditors.

         1.2 "CIT" shall mean The CIT Group/Business Credit, Inc., a New York corporation, in its individual capacity and in its capacity as co-agent for the other Senior Creditors, and its successors and assigns.

         1.3 "CREDITORS" shall mean, collectively, Senior Creditors and Junior Creditor and their respective successors and assigns.

         1.4 "DEBTOR" shall mean Lodestar Energy, Inc., a Delaware corporation and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

         1.5 "GUARANTOR" shall mean Lodestar Holdings, Inc., a Delaware corporation and its successors and assigns.

         1.6 "JUNIOR CREDITOR" shall mean The Renco Group, Inc., a New York corporation, and its successors and assigns.

         1.7 "JUNIOR DEBT" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Junior Creditor pursuant to or in connection with the loans to be made by Junior Creditor to Debtor pursuant to a request by Agent under the Subordinated Loan Letter Agreement, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether now existing or hereafter arising, and whether arising after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Junior Creditor.

         1.8 "PERSON" or "PERSON" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.9 "SENIOR CREDITORS" shall mean Agent, CIT and the financial institutions from time to time parties to the Senior Creditor Agreements as lenders and the successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt or is otherwise party to the Senior Creditor Agreements) of each of the foregoing.

         1.10 "SENIOR CREDITOR AGREEMENTS" shall mean, collectively, the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Senior Creditors, Debtor and Guarantor and all agreements, documents and instruments at any time executed and/or delivered by Debtor or any other person to, with or in favor of Senior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt).

         1.11 "SENIOR DEBT" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Senior Creditors and/or their affiliates, or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Senior Creditor Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements or after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by any Senior Creditor.

         1.12 "SUBORDINATED LOAN LETTER AGREEMENT" shall mean the letter agreement, dated on or about the date hereof, by and among Junior Creditor, Guarantor, Debtor, Agent and CIT, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.13 All terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

         2.  SUBORDINATION OF JUNIOR DEBT

         2.1 SUBORDINATION. Except as specifically set forth in Section 2.2 below, Junior Creditor hereby subordinates its right to payment and satisfaction of the Junior Debt and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the final payment and satisfaction in full of all Senior Debt.

         2.2 PERMITTED PAYMENTS. Senior Creditors hereby agree that, notwithstanding anything to the contrary contained in Section 2.1, Debtor may make and Junior Creditor may receive and retain payments in respect of the Junior Debt so long as the following conditions are satisfied (or as permitted in accordance with Section 3(b) of the Subordinated Loan Letter Agreement), as reasonably determined by Agent:

                  (a) as of the date of any such payment and after giving effect thereto, the Excess Revolving Credit Availability (as such term is defined in the Loan Agreement) shall not be less than $12,000,000 and for each of the thirty (30) consecutive days immediately prior to any such payment, Excess Revolving Credit Availability shall not have been less than $12,000,000; and

                  (b) as of the date of any such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

          2.3  DISTRIBUTIONS.

                  (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Debtor or the proceeds thereof to the creditors of Debtor or readjustment of the obligations and indebtedness of Debtor, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of Debtor or any other action or proceeding involving the readjustment of all or any part of indebtedness of Debtor or the application of the assets of Debtor to the payment or liquidation thereof, or upon the dissolution or other winding up of Debtor's business, or upon the sale of all or substantially all of Debtor's assets, then, and in any such event, (i) Senior Creditors shall first receive final payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and (ii) Senior Creditors shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable in respect of any or all of the Junior Debt.

                  (b) In order to enable Agent to enforce the rights of Senior Creditors under Section 2.3(a) above, Agent is hereby irrevocably authorized and empowered (in its own name or in the name of Senior Creditors or Junior Creditor or otherwise), but shall have no obligation, to enforce claims comprising any of the Junior Debt by proof of debt, proof of claim, suit or otherwise and take generally any action which Junior Creditor might otherwise be entitled to take, as Agent may deem necessary or advisable for the enforcement of its rights or interests hereunder, for the benefit of Senior Creditors, if in the determination of Agent, Junior Creditor has not taken such actions or is not diligently pursuing the same.

                  (c) To the extent reasonably necessary for Senior Creditors to realize the benefits of the subordination of the Junior Debt provided for herein (including the right to receive any and all payments and distributions which might otherwise be payable or deliverable with respect to the Junior Debt in any proceeding described in Section 2.3(a) or otherwise), Junior Creditor shall execute and deliver to Agent such instruments or documents (together with such assignments or endorsements as Agent shall deem necessary), as may be requested by Agent.

          2.4 PAYMENTS RECEIVED BY JUNIOR CREDITOR. Except for payments received by Junior Creditor as provided in Section 2.2 above, should any payment or distribution or security or instrument or proceeds thereof be received by the Junior Creditor in respect of the Junior Debt, Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditors, segregated from other funds and property of Junior Creditor and shall forthwith deliver the same to Agent for the benefit of Senior Creditors (together with any endorsement or assignment of Junior Creditor where necessary), for application to any of the Senior Debt. In the event of the failure of Junior Creditor to make any such endorsement or assignment to Agent, Agent, or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same.

          2.5 INSTRUMENT LEGEND AND NOTATION. Any instrument at any time evidencing the Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt and subject to the terms and conditions of this Subordination Agreement, and (a) after being so marked certified copies thereof shall be delivered to Agent and (b) the original of any such instrument shall be immediately delivered to Agent upon Agent's request, at any time on or after the occurrence of an event of default under the Senior Creditor Agreements. In the event any legend or endorsement is omitted, Agent, or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination thereof contained in this Agreement.

          3.  COVENANTS, REPRESENTATIONS AND WARRANTIES

          3.1 ADDITIONAL COVENANTS. Junior Creditor and Debtor agree in favor of Senior Creditors that:

                  (a) except as specifically set forth in Section 2.2 above, Debtor shall not, directly or indirectly, make and Junior Creditor shall not, directly or indirectly, accept or receive any payment or any prepayment or non-mandatory payment or any payment pursuant to acceleration or claims of breach or any payment to acquire Junior Debt or otherwise in respect of any Junior Debt;

                  (b) notwithstanding any rights or remedies available to it under its agreements, applicable law or otherwise, Junior Creditor shall not, directly or indirectly, (i) seek to collect from Debtor any of the Junior Debt or (ii) commence any action or proceeding against Debtor or its properties under the U.S. Bankruptcy Code or any state insolvency law or any similar present or future statute, law or regulation or any proceedings for voluntary liquidation, dissolution or other winding up of Debtor's business, or the appointment of any trustee, receiver or liquidator for Debtor or any part of its properties or any assignment for the benefit of creditors or any marshalling of assets of Debtor or (iii) take any other action against Debtor or its properties;

                  (c) Debtor shall not grant to Junior Creditor and Junior Creditor shall not acquire any security interest, lien, claim or encumbrance on any assets or properties of Debtor or any guarantees for any of the Junior Debt;

                  (d) the terms and conditions of the Junior Debt shall be acceptable in all respects to Agent;

                  (e) Junior Creditor and Debtor shall not directly or indirectly amend, modify, alter or change in any terms of the Junior Debt or any other provisions of any agreement, document or instruments to the extent such provision governs or affects the Junior Debt without the prior written consent of Agent;

                  (f) Junior Creditor shall not sell, assign, pledge, encumber or otherwise dispose of any of the Junior Debt and guarantees, if any, or subordinate any of the Junior Debt to any indebtedness of Debtor other than the Senior Debt;

                  (g) Junior Creditor and Debtor shall, at any time or times upon the request of Agent, promptly furnish to Agent a true, correct and complete statement of the outstanding Junior Debt; and

                  (h) Junior Creditor and Debtor shall execute and deliver to Agent such additional agreements, documents and instruments and take such further actions as may be reasonably necessary or desirable in the opinion of Agent to effectuate the provisions and purposes of this Subordination Agreement for the benefit of Senior Creditors.

          3.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Junior Creditor and Debtor represent and warrant to Senior Creditors that:

                  (a) Junior Creditor has no security interest, lien or encumbrance on any assets and properties of Debtor and the Junior Debt is unsecured;

                  (b) Junior Creditor is the exclusive legal and beneficial owner of all of the Junior Debt;

                  (c) none of the Junior Debt is subject to any lien, security interest, financing statements, subordination, assignment or other claim, except in favor of Agent for the benefit of Senior Creditors; and

                  (d) this Subordination Agreement constitutes the legal, valid and binding obligations of Junior Creditor, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.3 WAIVERS. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, Debtor by Senior Creditors, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Junior Creditor and Debtor are or may be entitled are hereby waived (except as expressly provided for herein, in the Subordinated Loan Letter Agreement or as to Debtor, in the Senior Creditor Agreements). Junior Creditor also waives notice of, and hereby consents to, (a) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Senior Debt or to the Senior Creditor Agreements or any collateral at any time granted to or held by Agent for the benefit of Senior Creditors, (b) the taking, exchange, surrender and releasing of collateral at any time granted to or held by Agent for the benefit of Senior Creditors or guarantees now or at any time held by or available to Agent for the benefit of Senior Creditors for the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, (c) the exercise of, or refraining from the exercise of any rights against Debtor or any other obligor or any collateral at any time granted to or held by Agent for the benefit of Senior Creditors, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or (e) Agent's election, in any proceeding instituted under the U.S. Bankruptcy Code of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of Junior Creditor hereunder. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Subordination Agreement.

          3.4 SUBROGATION; MARSHALLING. Junior Creditor shall not be subrogated to, or be entitled to any assignment of any Senior Debt or Junior Debt or of any collateral for or guarantees or evidence of any thereof until all of the Senior Debt is paid and satisfied in full. Junior Creditor hereby waives any and all rights to have any collateral or any part thereof granted to or held by Agent for the benefit of Senior Creditors marshalled upon any foreclosure or other disposition of such collateral by Agent for the benefit of Senior Creditors or Debtor with the consent of Senior Creditors.

          3.5 NO OFFSET. In the event Junior Creditor at any time incurs any obligation to pay money to Debtor, Junior Creditor hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by the Junior Creditor to Debtor in connection with any such transaction any amounts the Junior Creditor claims are due to it with respect to the Junior Debt.

          4. MISCELLANEOUS

          4.1 AMENDMENTS. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Subordination Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Subordination Agreement must be in writing and signed by each of the parties to be bound thereby.

          4.2  SUCCESSORS AND ASSIGNS.

                  (a) This Subordination Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each of Creditors and its respective successors, participants and assigns.

                  (b) Senior Creditors reserve the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Debt and the collateral securing same; PROVIDED, THAT, Junior Creditor shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Debt and no participant shall be entitled to any rights or benefits under this Subordination Agreement except through Senior Creditors. In connection with any participation or other transfer or assignment, Senior Creditors (i) may disclose to such assignee, participant or other transferee or assignee all documents and information which Senior Creditors now or hereafter may have relating to the Senior Debt or any collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Subordination Agreement.

                  (c) In connection with any assignment or transfer of any or all of the Senior Debt, or any or all rights of Agent in the property of Debtor (other than pursuant to a participation), Junior Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who succeeds to or replaces any or all of Senior Creditors' financing of Debtor, whether such successor financing or replacement occurs by transfer, assignment, "takeout" or any other means.

          4.3 INSOLVENCY. This Subordination Agreement shall be applicable both before and after the filing of any petition by or against Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Debtor shall be deemed to apply to a trustee for Debtor and Debtor as debtor-in-possession. The relative rights of Senior Creditors and Junior Creditors to repayment of the Senior Debt and the Junior Debt, respectively, and in or to any distributions from or in respect of Debtor or any proceeds of Debtor's property and assets, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Debtor as debtor-in-possession.

          4.4 BANKRUPTCY FINANCING. If Debtor shall become subject to a proceeding under the U.S. Bankruptcy Code and if Senior Creditors desire to permit the use of cash collateral or to provide financing to Debtor under either
Section 363 or Section 364 of the U.S. Bankruptcy Code, Junior Creditor agrees as follows: (a) adequate notice to Junior Creditor shall have been provided for such financing or use of cash collateral if Junior Creditor receives notice five
(5) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Junior Creditor to any such use of cash collateral or financing. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given in the manner prescribed by Section 4.5 hereof to Junior Creditor.

          4.5 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at their addresses set forth below (or to such other addresses as either party may designate by notice in accordance with the provisions of this Section:

To Agent:                 Congress Financial Corporation
                          1133 Avenue of the Americas
                          New York, New York 10036
                          Attention: Mr. Andrew W. Robin

To Junior Creditor:       The Renco Group, Inc.
                          30 Rockefeller Plaza
                          New York, New York 10112
                          Attention: Mr. Ira L. Rennert

Either Creditor may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 4.5, but such change shall not be effective until notice of such change has been received by the other Creditor.

          4.6 COUNTERPARTS. This Subordination Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

          4.7 GOVERNING LAW. The validity, construction and effect of this Subordination Agreement shall be governed by the laws of the State of New York (without giving effect to principles of conflicts of law).

          4.8 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Subordination Agreement.

          4.9 COMPLETE AGREEMENT. This written Subordination Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

          4.10 NO THIRD PARTIES BENEFITED. Except as expressly provided in
Section 4.2, this Subordination Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Subordination Agreement.

          4.11 DISCLOSURES, NON-RELIANCE. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtor and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Subordination Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Junior Debt or the Senior Debt or any collateral or guarantee which may have been granted to any of them in connection therewith, (b) Debtor's title to or right to any of its assets and properties or (c) any other matter except as expressly set forth in this Subordination Agreement.

          4.12 TERM. This Subordination Agreement is a continuing agreement and shall remain in full force and effect until the final payment and satisfaction in full of all Senior Debt and the termination of the financing arrangements between Senior Creditors and Debtor.

          IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed as of the day and year first above written.

                              CONGRESS FINANCIAL CORPORATION,
                                  for itself and as Agent

                              By: /s/ Thomas Martin
                                 -------------------

                             Title: /s/ Assistant Vice President
                                    -----------------------------

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                              THE CIT GROUP/BUSINESS CREDIT, INC.,
                                 for itself and as Co-Agent

                               By: /s/ Christopher Hill
                                   ---------------------

                               Title: /s/ Assistant Vice President
                                      ----------------------------

                               THE RENCO GROUP, INC.

                               By: /s/ Roger Fay
                                   ---------------
                               Title: /s/ Vice President
                                     --------------------

         The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

         The undersigned acknowledges and agrees that: (i) although it may sign this Subordination Agreement, it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Subordination Agreement, (ii) in the event of a breach by either of the undersigned or Junior Creditor of any of the terms and provisions contained in the foregoing Subordination Agreement, such a breach shall constitute an "Event of Default" as defined in and under the Senior Creditor Agreements and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of the foregoing Subordination Agreement.


                               LODESTAR ENERGY, INC.

                               By: /s/ Roger Fay
                                  ---------------

                               Title: /s/ Vice President
                                     --------------------